UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 20, 2024

Bank7 Corp.
(Exact name of registrant as specified in its charter)

Oklahoma	001-38656	20-0764349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116
(Address of principal executive offices) (Zip Code)

(405) 810-8600
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BSVN	The NASDAQ Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws

On March 20, 2024, the Board of Bank7 Corp. (the “Company”) adopted and approved the Company’s Second Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”), effective immediately. The Second Amended and Restated Bylaws, among other things, address matters relating to Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”), including: (a) the stockholder’s nomination notice to include a representation that it intends to solicit proxies from stockholders representing at least 67% of the voting power of shares entitled to vote on the election of directors; (b) the stockholder’s nomination notice to include a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (c) the stockholder to comply with the Universal Proxy Rules and provide reasonable evidence thereof prior to the stockholder meeting; and (d) the stockholder to use a proxy card color other than white, which is reserved for the exclusive use of the Board.

The foregoing description of the updated provisions in the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed herewith:

Item	Description
3.1	Second Amended and Restated Bylaws of Bank7 Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK7 CORP.

Date: March 20, 2024	By:	/s/ Kelly J. Harris
Kelly J. Harris
Executive Vice President and Chief Financial Officer